Exhibit 5


                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 21, 1999, by and among XOMA Ltd., a Bermuda company (the "Company"), and Sutro & Co. Incorporated and Arnhold & S. Bleichroeder, Inc. (together, the "Investors").

     WHEREAS:

     A. In connection with the Subscription Agreement between the parties hereto effective as of even date herewith (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to each of the Investors common share purchase warrants (the "Warrants") to purchase 75,000 common shares (the "Warrant Shares") of the Company, par value $.0005 per share (the "Common Shares");

     B. To induce the Investors to act as financial advisors to the Company, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute and rules (collectively, the "Securities Act"), and applicable state securities laws; and

     C. Pursuant to the provisions of Section 2(d) of this Agreement, the Company may from time to time be required to issue additional shares to the Investors (the "Additional Shares").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

     1. Definitions.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of the Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (ii) "Registrable Securities" means (i) the Warrant Shares and (ii) the Additional Shares, if any, and (iii) Common Shares issued prior to the effectiveness of the Registration Statement covering such shares as a dividend or other distribution with respect to, in exchange for or in replacement of, the Warrant Shares; provided, however, that any Warrant Shares sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act shall cease to be Registrable Securities.

          (iii) "Registration Statement" means a registration statement of the Company under the Securities Act, including any amendment thereto.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

     2. Registration.

(a) Mandatory Registration. The Company shall prepare, and, on or prior to the date which is thirty (30) days after the Closing Date (as defined in the Subscription Agreement), file with the SEC a Registration Statement on Form S-3 registering the resale of the Registrable Securities.

     (b) Effectiveness. The Company shall use its reasonable best efforts to obtain effectiveness of the Registration Statement within one-hundred twenty
(120) days after the filing of the Registration Statement (the end of such period, the "Effectiveness Date").

     (c) No Underwriting. The registration of any Registrable Securities provided for in this Section 2 shall not be underwritten.

     (d) Additional Shares. If the Registration Statement is not declared effective prior to or on the Effectiveness Date, the Company shall pay to each Investor, in cash or Additional Shares (at the Company's option), an amount equal to 1% of the product of (i) the number of Warrant Shares held by such Investor, multiplied by (ii) the Purchase Price (as defined in the Subscription Agreement), for each 15 day period subsequent to the Effectiveness Date during which the Registration Statement is not effective. Any Additional Shares so issued will be valued based on the Purchase Price. Such payment shall be made as soon as practicable after each such 15 day period.

     (e) Eligibility for Registration Statement Forms. The Company meets the requirements for the use of Form S-3 for registration of the Registrable Securities for resale by the Investors. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     (f) Restrictive Legend.

     The Buyers acknowledge and agree that until such time as the Warrant Shares have been registered for resale under the 1933 Act as contemplated herein, the certificates for the



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

Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Warrant Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (i)  Restrictive Legend.

               The Buyers acknowledge and agree that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

     Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (i) upon request of a Buyer the Company will promptly (but in no event later than three Trading Days after receipt of such Buyer's legended certificates by the Company) substitute certificates without restrictive legend for certificates for any Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto and (ii) the Company shall not place any restrictive legend on certificates for any Shares issued or impose any stop-transfer restriction thereon.

     3. Obligations of the Company.

     In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

     (a) Once declared effective, the Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 at all times (subject to



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

Section 3(e)) until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the Securities Act (the "Registration Period").

     (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement .

     (c) The Company shall furnish to each Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

     (d) The Company shall use reasonable best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor may reasonably request and maintain such registrations and qualifications in effect at all times during the Registration Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company undue expense or burden, or (v) make any change in its charter or bylaws.

     (e) In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of the prospectus relating to the Registration Statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a notice in writing, to each Investor, to the effect of the foregoing (but in no event shall the Company be obligated to disclose to the Investors the facts and circumstances giving rise to the foregoing) and, upon receipt of such notice, each Investor agrees not to dispose of any Registrable Securities covered by the Registration Statement (other than in transactions exempt from the registration requirements under the Securities Act) until the Investors are advised in writing by the Company that use of the prospectus may be resumed; provided, however, that no Deferral Period shall be more than thirty (30) consecutive days; provided, further, that the aggregate number of days in any such Deferral Periods shall be no more than sixty (60) in any 12-month period.



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

     4. Obligations of the Investors.

     In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each of the Investors shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration, as the Company may reasonably request.

     (b) Each Investor, by acceptance of the Warrants, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor's election to exclude the Registrable Securities from the Registration Statement.

     (c) For any offer or sale of any of the Registrable Securities under the Registration Statement by the Investor in a transaction that is not exempt under the Securities Act, the Investor, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (together with any amendment of or supplement to such prospectus) of the Company covering the Registrable Securities, in the form furnished to the Investor by the Company, to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

     (d) Upon the receipt by an Investor of any notice from the Company of (1) the existence of any fact or the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) the issuance by the SEC of any stop order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (3) the request by the SEC or any other federal or state governmental agency for amendments or supplements to the Registration Statement or related prospectus or for additional information related thereto, the Investor shall forthwith discontinue disposition of its Registrable Securities covered by the Registration Statement or related prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until receipt of the supplemented or amended prospectus or until such Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, if so directed by the Company, such Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of


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

destruction) all copies in the possession of such Investor, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In such a case, subject to Section 3(e), the Company shall as promptly as reasonably practicable (i) prepare an amendment to correct or update the prospectus, (ii) use its reasonable best efforts to remove the impediments referred to in subclause (2) above, (iii) comply with the requests referred to in subclause (3) above and (iv) send each Investor an updated prospectus and advise each Investor in writing that the Investors may continue disposition of their Registrable Securities registered by the Registration Statement.

     5. Expenses.

     All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company. Each Investor shall be responsible for any stock transfer taxes that may be payable by such Investor, and all brokerage commissions relating to Registrable Securities. The Company shall not be responsible for the fees and disbursements of counsel for the Investor except as set forth in the Subscription Agreement.

     6. Indemnification.

     In the event any Registrable Securities are included in the Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, its directors and officers and each person who controls such Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (each, an "Indemnified Person"), against any losses, claims, damages or liabilities to third parties (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or


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

regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the provisions set forth in Section 6(c), the Company shall reimburse the Indemnified Person for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the uncorrected prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used such uncorrected prospectus.

     (b) In connection with the Registration Statement, each Investor, severally and not jointly, agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the gross proceeds to the Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement containing the Violation. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified



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

Party if such Investor timely notified the Company in writing of the untrue statement or omission of material fact contained in the preliminary prospectus and the Company failed to make such correction to the prospectus.

     (c) Promptly after receipt by an Indemnified Person or Indemnified Party of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be (which consent shall not be unreasonably withheld); provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable (together with appropriate local counsel), and such legal counsel shall be selected by the Investors, if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall relieve such indemnifying party of liability to the Indemnified Person or Indemnified Party under this Section 6 to the extent the indemnifying party's ability to defend such action is prejudiced by such failure.

     7. General Provisions.

     (a) Registered Holder. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Notices. All notices which may be required pursuant to this Agreement
(i) shall be in writing, (ii) shall be addressed as follows:

                  If to the Company:

                           XOMA Ltd.


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

                           2910 Seventh Street
                           Berkeley, California  94710
                           Attn:  Legal Department
                           Facsimile:  (510) 649-7571

                           With a copy to:

                           Cahill Cordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attn: Geoffrey E. Liebmann, Esq.
                           Facsimile: (212) 269-5420

                  If to the Investors:

                           Sutro & Co. Incorporated
                           11150 Santa Monica Boulevard
                           Suite 1500
                           Los Angeles, CA  90025
                           Attn: Mark Tunney
                           Facsimile: (310) 477-6060

                           Arnhold & S. Bleichroeder, Inc.
                           1345 Avenue of the Americas
                           New York, New York 10105
                           Attn:  Frederick Arnold
                           Facsimile: (212) 299-4410

                           With a copy to:

                           Paul, Hastings, Janofsky & Walker, LLP
                           345 California Street, 29th Floor
                           San Francisco, California 94114
                           Attn:  Paul A. Reiner, Esq.
                           Facsimile: (415) 217-5333

(or to such other person or address as either party may so designate from time to time), (iii) shall be mailed, postage prepaid, by registered mail or certified mail, return receipt requested, sent by nationally-recognized overnight carrier or transmitted by courier for hand delivery and (iv) shall be deemed to have been given on the date of receipt. Any such notice may be sent by facsimile transmission but shall in such case be subsequently confirmed by a writing mailed, sent or



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

transmitted as set forth above and shall be deemed to have been given on the date of receipt of such facsimile transmission subject to receipt of such confirmation.

     (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and thereof, and there are no prior written or oral promises or representations not incorporated herein or therein. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

     (e) Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by either party, either in whole or in part, except as provided in the next sentence. The rights to have the Company register Shares pursuant to this Agreement and rights to Additional Shares, if any, pursuant to Section 2(d) of this Agreement shall be automatically assigned by an Investor to any Permitted Transferee of all or any portion of such securities only if: (i) the Investor agrees in writing with the Permitted Transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such Permitted Transferee and (B) the securities with respect to which such registration rights are being transferred or assigned, and (iii) the Permitted Transferee agrees in writing with the Company to be bound by all of the provisions contained herein.

     (f) Waiver. The waiver by a party hereto of any breach of or default under any of the provisions of this Agreement or the failure of a party to enforce any of the provisions of this Agreement or to exercise any right hereunder shall not be construed as a waiver of any other breach or default or as a waiver of any such rights or provisions hereunder.

     (g) Severability. If any part of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts of this Agreement. In addition, the part that is ineffective shall be deemed reformed in such a manner as to as nearly approximate the intent of the parties as possible.

     (h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably



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request in order to carry out the intent and accomplish the purposes of this
Agreement and the consummation of the transactions contemplated hereby.

     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.












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     IN WITNESS WHEREOF, the Company and the Investors have caused this
Agreement to be duly executed as of the date first above written.

                           XOMA LTD.



                           By:
                                  -------------------------------------------
                                  Name:      Christopher J. Margolin
                                  Title:     Vice President, General Counsel
                                             and Secretary


                            SUTRO & CO. INCORPORATED



                            By:
                                  -------------------------------------------
                                  Name:
                                  Title:


                            ARNHOLD & S. BLEICHROEDER, INC.



                            By:
                                  -------------------------------------------
                                  Name:
                                  Title:




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